UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 7, 2009, the Board of Directors of Orchid Cellmark Inc. (the “Company”) committed to close the Company’s East Lansing, Michigan DNA testing facility as part of a plan to consolidate the Company’s U.S. paternity testing operations at its Dayton, Ohio facility. The Company expects to complete this consolidation on or about July 1, 2010.

The Registrant currently expects to incur restructuring charges and cash expenditures in connection with this action of $775,000 to $1,000,000 in the aggregate, which includes: severance and retention bonuses for employees in the range of $450,000 to $550,000; relocation costs for employees relocating from the East Lansing facility in the range of $50,000 to $75,000; recruiting and training costs for the Dayton facility in connection with the transfer of work from the East Lansing facility of approximately $50,000; lease termination costs in the range of $150,000 to $200,000; and equipment relocation and reinstallation costs in the range of $75,000 to $125,000. A substantial portion of these charges and expenditures are expected to be reported in the fourth quarter of 2009 and the first and second quarters of 2010.

The Company currently expects to offset these restructuring charges and cash expenditures through annual cost savings of approximately $1 million from operational efficiencies, plant and equipment cost reductions and increased scalability.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated October 20, 2009

FORWARD-LOOKING INFORMATION

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expectations regarding: the amount of the restructuring charges and cash expenditures Orchid Cellmark expects to incur in connection with the closure of its East Lansing facility, the timing of the restructuring charges and cash expenditures, the timing of the completion of the closure of the facility, the restructuring charges and expenditures will be offset through cost savings and the amount of the cost savings. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, Orchid Cellmark’s ability to complete the planned closure and consolidation of its facilities on schedule and the possibility that actual cash expenditures and charges could exceed Orchid Cellmark’s estimates, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal and state funds, the timing and amount of contracts put up for bid, and Orchid Cellmark’s ability to successfully offer its services directly to U.K. police forces. These risks and other additional factors affecting these forward-looking statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2009	Orchid Cellmark Inc.

	By:	/S/ WILLIAM J. THOMAS
	Name:	William J. Thomas
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2009